                                                                   Exhibit 12.2

                                NORDSTROM CREDIT, INC.
                              EARNINGS TO FIXED CHARGES

                                   ($ in Thousands)



                                                                Year Ended January 31,
                                       ------------------------------------------------------------------------

                                          1993           1994            1995           1996          1997
                                          ----           ----            ----           ----          ----
EARNINGS PER
  FINANCIAL STATEMENTS:                   $18,921        $20,672        $20,445        $22,486        $30,124
   Add:
    Provision for Income
      Taxes                                10,400         11,700         11,600         12,600         16,900
    Fixed Charges                          33,841         29,600         31,187         42,245         41,089
                                       ------------   ------------   ------------   ------------   ------------

   Earnings for Computation            $   63,162     $   61,972     $   63,232     $   77,331     $   88,113
                                       ------------   ------------   ------------   ------------   ------------
                                       ------------   ------------   ------------   ------------   ------------

FIXED CHARGES:
  Interest expense on Debt             $   33,841     $   29,600     $   31,187     $   42,245     $   41,089
                                       ------------   ------------   ------------   ------------   ------------
                                       ------------   ------------   ------------   ------------   ------------


Ratio of Earnings to Fixed
  Charges                                    1.87           2.09           2.03           1.83           2.14
                                       ------------   ------------   ------------   ------------   ------------
                                       ------------   ------------   ------------   ------------   ------------

















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